Exhibit 10.3

ROANOKE ELECTRIC STEEL CORPORATION

AMENDED AND RESTATED

RETIREMENT PLAN FOR DIRECTORS

Effective January 24, 1989, Roanoke Electric Steel Corporation (the “Company”) established a retirement policy for directors of the Company (the “Plan”), to help attract and to retain highly qualified directors, and provide directors with retirement income in recognition of services performed for the Company at compensation levels below the level for peer companies. The Plan has been amended, and the Company desires to restate the Plan to include all prior amendments. Therefore, the Plan is hereby restated to read as follows, effective as of January 28, 2005:

1. Purpose. The purpose of the Retirement Plan for Directors (the “Plan”) is to assist the Company in attracting and retaining as directors individuals of superior talent, ability, and achievement.

2. Eligible Director. An “Eligible Director” shall be anyone (including a member of management of the Company or any subsidiary of the Company) who (i) was a member of the Board of Directors of the Company as of, or between, the dates of January 24, 1989 and January 28, 2005, and (ii) serves as a member of the Board of Directors of the Company for at least five years. Any past, present, or future member of the Company’s Board of Directors who does not satisfy each of these three criteria will not be “Eligible Director.”

3. Entitlement. An Eligible Director who retires from the Board of Directors of the Company

(a) at the age that is established by the Board of Directors as the mandatory retirement age for directors, or

(b) at an age or under circumstances expressly approved by the Board, or

(c) because of sickness or disability that ends his or her active business career,

(a “Qualified Retiring Director”) shall be entitled to receive a retirement benefit under this Plan.

4. Benefits; Payment Period. The Company will pay to each Qualified Retiring Director a monthly benefit equal to one twelfth (1/12th) of the prevailing annual retainer (as such retainer may be adjusted from time to time) payable to members of the Company’s Board of Directors (the “Monthly Retirement Payment”). The Monthly Retirement Payment will be paid beginning the first month following the retirement of a Qualified Retiring Director from the Company’s Board of Directors and will continue until the earlier of the death of the Qualified Retiring Director or the expiration of a period of time equal to the number of months the Qualified Retiring Director served as a member of the Board of Directors of the Company from such director’s election to the Board of Directors through the earlier of (i) the date of his retirement from the Board of Directors for all directors who became Qualified Retiring Directors prior to January 28, 2005, and (ii) January 28, 2005 for all directors who become Qualified Retiring Directors after January 28, 2005 (the “Benefit Payment Period”). Service on the Board of Directors of the Company by an Eligible Director for months beginning after January 2005 will not be included in the calculation of the Benefit Payment Period.

5. Retirement Benefit Forfeitures. Any portion of the Monthly Retirement Payment to a Qualified Retiring Director not previously paid will be forfeited upon a determination by the Board of Directors, in its sole discretion, that a Qualified Retiring Director has, after the date hereof and without the consent of the Board of Directors of the Company:

(a) joined the board of directors of, managed, operated, participated in a material way in, entered employment with, performed consulting (or any other) services for, or otherwise been connected in any material manner with a competitor;

(b) directly or indirectly acquired an equity interest of five percent or greater in a competitor; or

(c) disclosed any material trade secrets or other material confidential information, including customer lists, relating to the Company or to the business of the Company to others, including a competitor.

6. Administration of the Plan. The Board of Directors shall appoint an administrator (the “Administrator”) to administer the Plan. Such Administrator or such successor Administrator as may be duly appointed by the Board of Directors shall serve at the pleasure of the Board. The Administrator shall maintain complete and adequate records pertaining to the Plan, including but not limited to a list of Eligible Directors, a list of Qualified Retiring Directors, the Monthly Retirement Payments for each Qualified Retiring Director, and the Benefit Payment Period for each Qualified Retiring Director, and all other records which shall be necessary or desirable in the proper administration of the Plan.

The Company hereby agrees to indemnify and hold harmless the Administrator against any losses, claims, damages or liabilities to which the Administrator may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of the Administrator in connection with the administration of this Plan (other than any act or omission of such Administrator constituting gross negligence or willful misconduct), and will reimburse the Administrator for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

7. Nature of the Plan. The adoption of this Plan and any setting aside of any amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.

8. Funding Obligation. Notwithstanding the provisions of Section 7 above to the contrary, the Company may fund all or part of its obligation hereunder by purchasing one or more insurance policies or other financial instruments or by transferring assets to a trust (the “Funding Source”), as long as the provisions of any agreement establishing the Funding Source provide that such assets are available to satisfy claims of the Company’s general creditors in the event of the Company’s insolvency and that no Eligible Director or Qualified Retiring Director shall at any time have a prior claim to such assets. If a Funding Source is established, the Administrator will determine whether any payment to be made to a Qualified Retiring Director is to be made directly by the Company, from the Funding Source, or by a combination of such sources.

9. Miscellaneous.

(a) The Plan may be amended or terminated by the Board of Directors at any time, provided that no amendment or termination shall adversely affect the right to benefits of any director who retired prior to the date of the amendment or termination.

(b) No Eligible Director or Qualified Retiring Director shall have any preference over the general creditors of the Company in the event of the Company’s insolvency.

(c) Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

(d) Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily.

(e) The law of the Commonwealth of Virginia will control the interpretation and performance of the Plan. The Plan is not intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, or to comply with the Employee Retirement Income Security Act of 1974, as amended.

10. Effective Date. The effective date of the Plan shall be January 24, 1989, as amended January 28, 2005.

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